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Exhibit 21.     List of Subsidiaries


                                                                                State or Other
Name and Address                                                                Jurisdiction
----------------                                                                --------------
        Transign, Inc.                                                          Michigan
        3777 Airport Road
        Waterford, Michigan 48329

        The Lobb Company                                                        Michigan
        (A Subsidiary of Transign, Inc.)
        3777 Airport Road
        Waterford, Michigan 48329

        Transmatic, Inc.                                                        Delaware
        6145 Delfield Ind. Park Drive
        Waterford, Michigan 48329

        Vultron, Inc.                                                            Delaware
        1800 Opdyke Ct.
        Auburn Hills, Michigan 48326


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